SUB-ITEM 77 C: Submission of matters to a vote of security holders

A Special Meeting of Shareholders of
Federated Fixed Income Securities, Inc.
 was held on
August 27, 2004.  The following items,
 which are required to be reported under this SUB-ITEM
77C, were voted on at the meeting:

1. To approve or disapprove a proposed
Agreement and Plan of Reorganization pursuant to which Federated Short-Term Income Fund
("Short-Term Income Fund"), a portfolio of Federated Income Securities Trust, would acquire all of the assets of the Limited Term Fund in exchange for Class A Shares and Institutional
Service Shares of Short-Term Income Fund to be distributed pro rata by the Limited Term Fund to holders of its Class A Shares and Class F
Shares, respectively, in complete liquidation and termination of the Limited Term Fund.

	Shares voted affirmatively ...........
........................8,908,788.463
	Shares voted negatively ...............
...........................200,504.881
	Shares abstaining .....................
..............................303,856.040



The Definitive Proxy Statement for this Special
 Meeting was filed with the Securities and Exchange Commission on July 6, 2004, and is incorporated by reference. (File No. 811-6447)